UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2005

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50307 (Commission File Number)	13-3711155 (IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA (Address of Principal Executive Offices)	94551 (Zip Code)

Registrant’s telephone number, including area code: (925) 290-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     FormFactor, Inc. announced that on February 28, 2005, several members of its management team, Jens Meyerhoff, its chief operating officer, Yoshikazu Hatsukano, its senior vice president of Asia-Pacific operations and president of FormFactor K.K., Peter B. Mathews, its senior vice president of worldwide sales and Stuart L. Merkadeau, its senior vice president, general counsel and secretary, established sales plans in accordance with Rule 10b5-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, to provide for pre-determined sales of a portion of their FormFactor common stock, subject to certain contingencies.

     Under the Rule 10b5-1 plans, Mr. Meyerhoff will sell up to a maximum of 80,000 shares over a period of up to eight and one-half months, which represents approximately 20% of Mr. Meyerhoff’s current direct and indirect holdings of FormFactor common stock and options to purchase common stock and less than 1% of the currently outstanding common stock of FormFactor at March 26, 2005; Mr. Hatsukano will sell up to a maximum of 62,801 shares over a period of up to twelve months, which represents approximately 20% of Mr. Hatsukano’s current holdings of FormFactor common stock and options to purchase common stock and less than 1% of the currently outstanding common stock of FormFactor; Mr. Mathews will sell up to a maximum of 15,000 shares over a period of up to ten months, which represents approximately 6.8% of Mr. Mathews’ current holdings of FormFactor common stock and options to purchase common stock and less than 1% of the currently outstanding common stock of FormFactor; and Mr. Merkadeau will sell up to a maximum of 7,000 shares over a period of up to twelve months, which represents approximately 3.1% of Mr. Merkadeau’s current holdings of FormFactor common stock and options to purchase common stock and less than 1% of the currently outstanding common stock of FormFactor.

     In addition to plans listed above, Susan Bloch, the spouse of Dr. Igor Khandros, FormFactor’s chief executive officer, has also established a Rule 10b5-1 plan under which Ms. Bloch will sell up to a maximum of 500,000 shares over a period of up to ten months, which represents approximately 14.2% of Dr. Khandros’ current direct and indirect holdings of FormFactor common stock and options to purchase common stock and approximately 1.3% of the currently outstanding stock of FormFactor at March 26, 2005. Furthermore, Benjamin Eldridge, our chief technical officer and senior vice president of development, as trustee of the Benjamin Eldridge and Carol McKenzie Living Trust U/A/D 04/21/2003, has established a Rule 10b5-1 plan under which such trust will sell up to a maximum of 90,000 shares over a period of up to twelve months, which represents approximately 19.7% of Mr. Eldridge’s current direct and indirect holdings of FormFactor common stock and options to purchase common stock and less than 1% of the currently outstanding common stock of FormFactor.

     The Rule 10b5-1 plans identified above were adopted in February 2005 during an open trading window for Company employees under the Company’s Statement of Policy Regarding Insider Trading. The first sale of shares of FormFactor common stock under these Rule 10b5-1 plans will not occur until after the opening of the next trading window following when the plans were adopted, which is expected to occur on April 25, 2005, two business trading days after FormFactor’s April 20, 2005 earnings release for the first quarter of its fiscal 2005. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information, and allows the insiders to trade on a regular basis, regardless of any subsequent material non-public information they receive. Such plans allow insiders to diversify their holdings and to minimize the market impact of stock sales by spreading them out over time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date: April 25, 2005	By:	/s/ STUART LOWELL MERKADEAU
		Name:	Stuart Lowell Merkadeau
		Title:	Sr. VP, General Counsel and Secretary